Exhibit 99.1

For information, contact:

Investors—David Oatman 281-836-7035

Media—Susan Moore 281-836-7398

EXTERRAN PARTNERS AGREES TO ACQUIRE

COMPRESSION AND PROCESSING ASSETS FROM EXTERRAN HOLDINGS

HOUSTON (Feb. 23, 2012) – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today announced that Exterran Partners has agreed to acquire compression and processing assets from Exterran Holdings for consideration valued at approximately $184 million.

Assets to be acquired by Exterran Partners include:

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Compression services. Contracts serving approximately 40 customers of Exterran Holdings and its affiliates, together with approximately 400 compressor units used to provide compression services under those contracts, comprising approximately 188,000 horsepower and representing approximately 5 percent (by available horsepower) of the combined U.S. contract operations business of Exterran Holdings and Exterran Partners. In addition, the acquisition includes approximately 140 compressor units comprising approximately 75,000 horsepower currently being leased from Exterran Holdings to Exterran Partners.

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Processing services. A natural gas processing plant with a capacity of 10 million cubic feet per day located in the northeastern United States used to provide processing services pursuant to a long-term services agreement.

“We are pleased with this transaction, which will expand Exterran Partners’ fee-based business and enhance its leading market position as a provider of natural gas contract operations services in the United States. The acquisition will increase Exterran Partners’ contract operations fleet to approximately 2.1 million horsepower, which would comprise approximately 58 percent by available horsepower of the combined U.S. contract operations business of Exterran Holdings and Exterran Partners,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.

“Exterran Holdings expects to benefit from its continued ownership in Exterran Partners and expects to continue to offer the balance of its U.S. contract operations business to Exterran Partners over time.

Exterran Holdings expects to use a portion of the transaction proceeds to enhance its capital position through the reduction of debt at the Exterran parent level,” added Mr. Childers, President and Chief Executive Officer of Exterran Holdings.

In connection with and upon the closing of the transaction, the omnibus agreement between Exterran Partners and Exterran Holdings will be amended to reflect adjustments in the cap on selling, general and administrative costs from $9.0 million per quarter to $10.5 million per quarter, while the cap on operating costs will remain at $21.75 per horsepower per quarter. These caps will be extended for one year and will now terminate on December 31, 2013, unless otherwise extended.

The board of directors of the managing general partner of Exterran Partners approved the transaction based on a recommendation from its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating the transaction.

The transaction consideration will include the delivery to Exterran Holdings of approximately 1.9 million common units of Exterran Partners, or the cash equivalent thereof, and Exterran Partners’ assumption of a portion of Exterran Holdings’ indebtedness. In conjunction with the transaction, Exterran Partners is currently in the process of amending its revolving credit facility to increase its size by an additional $200 million, which it expects to complete prior to the closing of the acquisition. Exterran Partners expects to finance the transaction and continue to finance its business in a manner consistent with its current and target capital structure. The transaction is subject to regulatory approval and other closing conditions and is expected to close prior to the end of the first quarter.

About Exterran Holdings and Exterran Partners

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States. Exterran Holdings owns an equity interest in Exterran Partners, including all of the general partner interest.

For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding the financing of the transaction contemplated by this release, Exterran Partners’ statements related to the expected amendment to its revolving credit facility and the expected timing thereof; the Companies’ financial and operational outlook and ability to fulfill that outlook; Exterran Holdings’ intention to continue to offer the balance of its U.S. contract operations business to Exterran Partners; statements relating to Exterran Holdings’ expected use of proceeds from the transaction; statements regarding the expected benefits of the transaction to Exterran Holdings and Exterran Partners; and statements regarding the ability of the Companies to complete their proposed transaction and the expected timing of the closing of the transaction.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the drop-down of additional assets to Exterran Partners; local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; as to each of the Companies, the performance of the other entity; the results of the review of the proposed transaction by regulatory agencies; and the failure to satisfy various other conditions to the closing of the transaction and the amendment to Exterran Partners’ revolving credit facility.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2010, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.